Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Lakeland Bancorp, Inc. desire to authorize John Fredericks, Roger Bosma, Joseph Hurley and Rita Myers to act as their attorneys-in-fact and agents, for the purpose of executing and filing a registration statement on Form S-4, including all amendments thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Fredericks, Roger Bosma, Joseph Hurley and Rita Myers, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign a Registration Statement on Form S-4, registering the shares of the Common Stock of Lakeland Bancorp, Inc. that are issuable pursuant to the Agreement and Plan of Merger, dated as of March 31, 2003, by and among Lakeland Bancorp, Inc., Lakeland Bank, CSB Financial Corp. and Community State Bank, including any and all amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 27th day of May, 2003.

Signatures	Title
/S/ ROGER BOSMA	Director, Chief Executive Officer and President

Roger Bosma

/S/ ROBERT B. NICHOLSON	Director

Robert B. Nicholson

/S/ JOHN W. FREDERICKS	Director

John W. Fredericks

/S/ BRUCE G. BOHUNY	Director

Bruce G. Bohuny

Signatures	Title

/S/ MARY ANN DEACON	Director

Mary Ann Deacon

/S/ MARK J. FREDERICKS	Director

Mark J. Fredericks

/S/ GEORGE H. GUPTILL, JR.	Director

George H. Guptill, Jr.

/S/ PAUL P. LUBERTAZZI	Director

Paul P. Lubertazzi

/S/ JOSEPH P. O’DOWD	Director

Joseph P. O’Dowd

/S/ CHARLES L. TICE	Director

Charles L. Tice

/S/ STEPHEN R. TILTON	Director

Stephen R. Tilton, Sr.

Signatures	Title

/S/ ARTHUR L. ZANDE	Director

Arthur L. Zande

/S/ JOSEPH F. HURLEY	Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

Joseph F. Hurley